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                                                                   EXHIBIT 11.1

                CHANCELLOR BROADCASTING COMPANY AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

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
                                                                      THREE MONTHS ENDED MARCH 31,
                                                                      ----------------------------
                                                                          1996            1997
                                                                      ------------    ------------
Computation for statements of operations:
     Loss before extraordinary loss                                   $     (7,585)   $    (12,683)
     Dividends and accretion on preferred stock                               --             1,454
     Loss on repurchase of preferred stock of subsidiary                   (16,570)           --
                                                                      ------------    ------------
          Loss before extraordinary loss applicable to common stock        (24,155)        (14,137)
     Extraordinary loss                                                     (4,646)         (2,749)
                                                                      ------------    ------------
          Net loss applicable to common stock                         $    (28,801)   $    (16,886)
                                                                      ============    ============

Computation for weighted average common shares outstanding:
     Weighted average common shares outstanding                         13,191,626      18,719,690
     Incremental common shares applicable to common stock options
       based on the estimated fair value of the stock                      410,432         545,007
     Common stock options excluded based on anti-dilutive effect          (410,432)       (545,007)
                                                                      ------------    ------------
     Weighted average common shares                                     13,191,626      18,719,690
                                                                      ============    ============

Loss per common share:
     Primary and fully diluted
       Loss before extraordinary loss                                 $      (1.83)   $      (0.75)
       Extraordinary loss                                                    (0.35)          (0.15)
                                                                      ------------    ------------
          Net loss                                                    $      (2.18)   $      (0.90)
                                                                      ============    ============
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